Glacier Bancorp, Inc. Announces Results for Quarter Ended June 30, 2011

KALISPELL, Mont., July 28, 2011 /PRNewswire/ --

HIGHLIGHTS:

  Net earnings for the quarter of $11.9 million.
  Diluted earnings per share for the quarter of $0.17.
  Net interest margin increased 10 basis points to 4.01 percent from the prior quarter, the first time in nine consecutive quarters the margin experienced an increase.
  Net interest income increased $3.5 million, or 6 percent, from the prior quarter.
  Service charges, loan fees, and other fees increased $1.1 million, or 10 percent, from the prior quarter.
  Non-performing loans decreased $23.0 million, or 12 percent, from the prior quarter.
  Early stage delinquencies (accruing 30-89 days past due) decreased $11.3 million from the prior quarter.
  Non-interest bearing deposits increased $28.6 million, or 13 percent annualized, from the prior quarter.
  Dividend declared of $0.13 per share for the quarter.

Earnings Summary

	Three Months ended		Six Months ended
(Unaudited - Dollars in thousands,	June 30,	June 30,	June 30,	June 30,
except per share data)	2011	2010	2011	2010

Net earnings	$11,886	13,222	22,171	23,292
Diluted earnings per share	$0.17	0.19	0.31	0.35
Return on average assets (annualized)	0.69%	0.85%	0.66%	0.76%
Return on average equity (annualized)	5.54%	6.25%	5.25%	6.02%

Glacier Bancorp, Inc. (Nasdaq GS: GBCI) reported net earnings of $11.9 million for the second quarter of 2011, a decrease of $1.3 million, or 10 percent, from the $13.2 million for the second quarter of 2010. The diluted earnings per share of $0.17 for the current quarter represented an 11 percent decrease from the diluted earnings per share of $0.19 for the same quarter of 2010. Included in the current quarter earnings per share was a $360 thousand loss from the sale of investment securities. The prior year second quarter earnings per share included $0.02 attributable to the $1.1 million non-recurring gain from the sale of Mountain West Bank's merchant card servicing portfolio and the $147 thousand gain from the sale of investment securities. Annualized return on average assets and return on average equity for the current quarter were 0.69 percent and 5.54 percent, respectively, which compares with the prior year second quarter annualized returns of 0.85 percent and 6.25 percent, respectively. "The strength of our core operating earnings gives us the ability to continue to work through our credit issues and still post reasonable results," said Mick Blodnick, President and Chief Executive Officer. "Our banks made progress in a number of areas this quarter including our net interest margin. Net interest income was especially encouraging considering the low interest rate environment we have operated in the past couple of years," Blodnick said.

Net earnings for the six months ended June 30, 2011 were $22.2 million, which was a decrease of $1.1 million, or 5 percent, over the prior year first six months. Diluted earnings per share of $0.31 was a decrease of 11 percent over $0.35 earned in the first half of 2010.

During the second quarter of 2011, nine bank subsidiaries redeemed their membership stock in their respective Federal Reserve Bank. As of June 30, 2011, the FDIC is the primary regulator for each of the eleven bank subsidiaries. This consistency should streamline the Company's regulatory process and achieve efficiencies throughout the bank subsidiaries.

Asset Summary

				$ Change from	$ Change from
	June 30,	December 31,	June 30,	December 31,	June 30,
(Unaudited - Dollars in thousands)	2011	2010	2010	2010	2010

Cash on hand and in banks	$ 94,890	71,465	95,603	23,425	(713)
Investment securities, interest bearing
cash deposits and federal funds sold	2,818,566	2,429,473	1,751,188	389,093	1,067,378
Loans receivable
Residential real estate	527,808	632,877	691,079	(105,069)	(163,271)
Commercial	2,390,388	2,451,091	2,570,140	(60,703)	(179,752)
Consumer and other	683,615	665,321	697,743	18,294	(14,128)
Loans receivable, gross	3,601,811	3,749,289	3,958,962	(147,478)	(357,151)
Allowance for loan and lease losses	(139,795)	(137,107)	(141,665)	(2,688)	1,870
Loans receivable, net	3,462,016	3,612,182	3,817,297	(150,166)	(355,281)

Other assets	602,848	646,167	630,748	(43,319)	(27,900)
Total assets	$ 6,978,320	6,759,287	6,294,836	219,033	683,484

Total assets at June 30, 2011 were $6.978 billion, which was $219 million, or 3 percent, greater than total assets of $6.759 billion at December 31, 2010 and $683 million, or 11 percent, greater than total assets of $6.295 billion at June 30, 2010.

Investment securities, including interest bearing deposits and federal funds sold, increased $90 million, or 3 percent, from March 31, 2011 and increased $1.067 billion, or 61 percent, from June 30, 2010. Since the second half of 2009, the Company has purchased investment securities with short weighted-average-lives to offset the lack of loan growth and leverage the balance sheet to create incremental yield without taking long-term interest rate risk. During the second quarter of 2011, the Company slowed its investment security purchases. Excluding the increase in interest bearing cash deposits and unrealized gain on investment securities, the growth in the investment securities portfolio nearly matched the decrease in the loan portfolio. Investment securities represent 40 percent of total assets at June 30, 2011 versus 39 percent of total assets at March 31, 2011, 36 percent at December 31, 2010 and 28 percent at June 30, 2010. The asset mix may continue to shift to investment securities, but at a slower pace as the Company purchases investment securities to match potential loan declines.

At June 30, 2011, gross loans were $3.602 billion, a decrease of $147 million, or 4 percent, from the gross loans of $3.749 billion at December 31, 2010. Excluding net charge-offs of $36.0 million and loans transferred to other real estate of $49.6 million, loans decreased $61.9 million, or 2 percent, from December 31, 2010. During the past twelve months, the loan portfolio decreased $357 million, or 9 percent, over loans receivable of $3.959 billion at June 30, 2010. The largest decrease in dollars was in commercial loans which decreased $180 million, or 7 percent, from June 30, 2010. The largest decrease in percentage was in real estate loans which decreased $163 million, or 24 percent, from June 30, 2010. The continued downturn in the economy and resulting lack of loan demand were the primary reasons for the loan decreases. A positive movement during the second quarter of 2011 was the slowing of the loan balance decline which was $45.2 million, or 5 percent annualized, for the quarter and the smallest decrease since the first quarter of 2010. Excluding net charge-offs of $20.2 million and loans transferred to other real estate of $32.3 million, loans increased $7.3 million for the current quarter. "Although our loan portfolio contracted in the second quarter, we were encouraged that the rate of decline slowed and lending activity was a little better than what we've seen the past year. Hopefully the loan portfolio is nearing an inflection point and we once again can start to grow loans," Blodnick said.

Credit Quality Summary

	At or for the Six	At or for the	At or for the Six
	Months ended	Year ended	Months ended
(Unaudited - Dollars in thousands)	June 30, 2011	December 31, 2010	June 30, 2010

Allowance for loan and lease losses
Balance at beginning of period	$137,107	142,927	142,927
Provision for loan losses	38,650	84,693	38,156
Charge-offs	(38,318)	(93,950)	(41,584)
Recoveries	2,356	3,437	2,166
Balance at end of period	$139,795	137,107	141,665

Other real estate owned	$99,585	73,485	64,419
Accruing loans 90 days or more past due	7,177	4,531	3,030
Non-accrual loans	154,784	192,505	190,338
Total non-performing assets	$261,546	270,521	257,787

Non-performing assets as a percentage
of subsidiary assets	3.68%	3.91%	4.01%

Allowance for loan and lease losses as a
percentage of non-performing loans	86%	70%	55%

Allowance for loan and lease losses as a
percentage of total loans	3.88%	3.66%	3.58%

Net charge-offs as a percentage of total loans	1.00%	2.41%	1.00%

Accruing loans 30-89 days past due	$41,151	45,497	36,487

At June 30, 2011, the allowance for loan and lease losses ("allowance") was $139.8 million, an increase of $2.7 million from the prior year end and a decrease of $1.8 million from a year ago. The allowance was 3.88 percent of total loans outstanding at June 30, 2011, compared to 3.66 percent at December 31, 2010 and 3.58 percent at June 30, 2010. The allowance was 86 percent of non-performing loans at June 30, 2011 an increase from 70 percent at the prior year end and from the 55 percent a year ago. Non-performing assets as a percentage of total subsidiary assets at June 30, 2011 were 3.68 percent, down from 3.91 percent as of the prior year end, and down from 4.01 percent a year ago. Included in the non-performing assets are non-performing loans which have decreased $23.0 million, or 12 percent, from the prior quarter. In addition to the decrease in non-performing loans, early stage delinquencies (accruing 30-89 days past due) of $41.2 million at June 30, 2011, decreased from the prior quarter early stage delinquencies of $52.4 million and the prior year end of $45.5 million. The Company has continued to work diligently on its non-performing loans while maintaining an adequate allowance for loan losses and this was reflected in the credit quality ratios which have improved during the second quarter of 2011.

Credit Quality Trends and Provision for Loan Losses

				Accruing
				Loans 30-89	Non-Performing
	Provision		ALLL	Days Past Due	Assets to
(Unaudited -	for Loan	Net	as a Percent	as a Percent of	Total Subsidiary
Dollars in thousands)	Losses	Charge-Offs	of Loans	Loans	Assets
Q2 2011	$19,150	20,184	3.88%	1.14%	3.68%
Q1 2011	19,500	15,778	3.86%	1.44%	3.78%
Q4 2010	27,375	24,525	3.66%	1.21%	3.91%
Q3 2010	19,162	26,570	3.47%	1.06%	4.03%
Q2 2010	17,246	19,181	3.58%	0.92%	4.01%
Q1 2010	20,910	20,237	3.58%	1.53%	4.19%
Q4 2009	36,713	19,116	3.52%	2.15%	4.13%
Q3 2009	47,050	19,094	3.14%	1.09%	4.10%

The current quarter provision for loan losses was $19.2 million, a decrease of $350 thousand from the prior quarter and an increase of $1.9 million from the second quarter in 2010. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of additional provision for loan loss expense at each subsidiary bank. Net charged-off loans for the current quarter were $20.2 million compared to $15.8 million for the prior quarter and $19.2 million for the second quarter in 2010. "Our net charge-offs remain at historically high levels as we continue to work through our land development and construction portfolios," Blodnick said. "We made good progress this quarter positioning more of our distressed assets for sale and disposition. After a long winter and historically cold spring, hopefully now that summer is here more of these properties will be sold."

For additional information regarding credit quality and identification of the loan portfolio by regulatory classification, see the exhibits at the end of this press release.

Liability Summary

				$ Change from	$ Change from
	June 30,	December 31,	June 30,	December 31,	June 30,
(Unaudited - Dollars in thousands)	2011	2010	2010	2010	2010

Non-interest bearing deposits	$ 916,887	855,829	852,121	61,058	64,766
Interest bearing deposits	3,787,912	3,666,073	3,657,995	121,839	129,917
FHLB advances	925,061	965,141	529,982	(40,080)	395,079
Repurchase agreements, federal funds
purchased and other borrowed funds	314,102	269,408	234,460	44,694	79,642
Other liabilities	44,383	39,500	49,470	4,883	(5,087)
Subordinated debentures	125,203	125,132	125,060	71	143
Total liabilities	$ 6,113,548	5,921,083	5,449,088	192,465	664,460

As of June 30, 2011, non-interest bearing deposits of $917 million increased $61 million, or 7 percent, since December 31, 2010 and increased $65 million, or 8 percent, since June 30, 2010. During the second quarter of 2011, deposits increased $28.6 million, or 13 percent on an annualized basis. The increase in non-interest bearing deposits from the prior year end and a year ago was driven by the continued growth in the number of personal and business customers, as well as existing customers retaining cash deposits because of the uncertainty in the current economic environment and for liquidity purposes. Interest bearing deposits of $3.788 billion at June 30, 2011 included $232 million of reciprocal deposits (e.g., Certificate of Deposit Account Registry System deposits). Interest bearing deposits increased $122 million, or 3 percent, from the prior year end and included a $113 million increase in wholesale deposits including reciprocal deposits.

To fund the investment security growth, the Company's level of borrowings has increased as needed to supplement the growth in deposits. Federal Home Loan Bank advances decreased $40 million, or 4 percent, from December 31, 2010; however, advances increased $395 million, or 75 percent, from June 30, 2010. Repurchase agreements and other borrowed funds were $314 million at June 30, 2011, an increase of $44.7 million, or 17 percent, from December 31, 2010 and an increase of $79.6 million, or 34 percent, from June 30, 2010.

Stockholders' Equity Summary

				$ Change from	$ Change from
	June 30,	December 31,	June 30,	December 31,	June 30,
(Unaudited - Dollars in thousands, except per share data)	2011	2010	2010	2010	2010

Common equity	$ 840,133	837,676	836,955	2,457	3,178
Accumulated other comprehensive income	24,639	528	8,793	24,111	15,846
Total stockholders' equity	864,772	838,204	845,748	26,568	19,024
Goodwill and core deposit intangible, net	(155,699)	(157,016)	(158,575)	1,317	2,876
Tangible stockholders' equity	$ 709,073	681,188	687,173	27,885	21,900

Stockholders' equity to total assets	12.39%	12.40%	13.44%
Tangible stockholders' equity to total tangible assets	10.39%	10.32%	11.20%
Book value per common share	$ 12.02	11.66	11.76	0.36	0.26
Tangible book value per common share	$ 9.86	9.47	9.56	0.39	0.30
Market price per share at end of period	$ 13.48	15.11	14.67	(1.63)	(1.19)

Total stockholders' equity and book value per share increased $26.6 million and $0.36 per share from the prior year end and $19.0 million and $0.26 per share from a year ago, respectively. The increases came primarily from accumulated other comprehensive income representing net unrealized gains or losses (net of tax) on the investment securities portfolio. Tangible stockholders' equity increased $21.9 million, or $0.30 per share since June 30, 2010 resulting in tangible stockholders' equity to tangible assets of 10.39 percent and tangible book value per share of $9.86 as of June 30, 2011.

Cash Dividend

On June 29, 2011, the Company's Board of Directors declared a cash dividend of $0.13 per share, payable July 21, 2011 to shareholders of record on July 12, 2011. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality and general economic conditions.

Operating Results for Three Months Ended June 30, 2011 Compared to March 31, 2011 and June 30, 2010
Revenue Summary

	Three Months ended
	June 30,	March 31,	June 30,
(Unaudited - Dollars in thousands)	2011	2011	2010
Net interest income
Interest income	$ 71,562	68,373	73,818
Interest expense	11,331	11,669	13,749
Total net interest income	60,231	56,704	60,069

Non-interest income
Service charges, loan fees, and other fees	12,258	11,185	11,900
Gain on sale of loans	4,291	4,694	6,133
(Loss) gain on sale of investments	(591)	124	242
Other income	1,893	1,392	3,143
Total non-interest income	17,851	17,395	21,418
	$ 78,082	74,099	81,487

Net interest margin (tax-equivalent)	4.01%	3.91%	4.35%

	$ Change from	$ Change from	% Change from	% Change from
	March 31,	June 30,	March 31,	June 30,
(Unaudited - Dollars in thousands)	2011	2010	2011	2010
Net interest income
Interest income	$ 3,189	$ (2,256)	5%	-3%
Interest expense	(338)	(2,418)	-3%	-18%
Total net interest income	3,527	162	6%	0%

Non-interest income
Service charges, loan fees, and other fees	1,073	358	10%	3%
Gain on sale of loans	(403)	(1,842)	-9%	-30%
(Loss) gain on sale of investments	(715)	(833)	-577%	-344%
Other income	501	(1,250)	36%	-40%
Total non-interest income	456	(3,567)	3%	-17%
	$ 3,983	$ (3,405)	5%	-4%

Net Interest Income

The current quarter net interest income of $60.2 million increased $3.5 million from the prior quarter primarily the result of an increase in interest income. Net interest income for the current quarter increased by $162 thousand from the same quarter last year with the reduction in interest expense about the same as the reduction in interest income. The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, of 4.01 percent was an increase of 10 basis points from the prior quarter and a decrease of 34 basis points from the second quarter of 2010. The current quarter net interest margin figure included a 3 basis points reduction from the reversal of interest on non-accrual loans.

The current quarter interest income included $7.1 million of premium amortization (net of discount accretion) on Collateralized Mortgage Obligations (CMOs), such amount a decrease of $2.6 million over the prior quarter premium amortization and an increase of $4.1 million over the prior year second quarter premium amortization. The reduction in premium amortization during the current quarter is the primary reason for the increase in interest income. The premium amortization in the current quarter accounted for a 44 basis point reduction to the net interest margin compared to a 20 basis point reduction to the net interest margin for the prior year second quarter. The decrease in interest income from the prior year second quarter resulted from the increase in premium amortization (as interest rates declined) coupled with the reduction in loan balances, the combination of which put further pressure on earning assets. Interest income continues to reflect the Company's purchase of a significant amount of investment securities over the course of several quarters at lower yields than the loans they replaced. Interest expense decreased in the current quarter as the Company's bank subsidiaries continued to aggressively manage their cost of funds, most notably deposits. The funding cost for the current quarter was 89 basis points compared to 96 basis points for the prior quarter and 121 basis points for the prior year second quarter. " During the current quarter, the banks took advantage of opportunities to extend borrowings as much as 10 years in maturity," said Ron Copher, Chief Financial Officer. "Without such extension, the current quarter cost of funding would have been lower, and the net interest margin improvement greater."

Non-interest Income

Non-interest income for the current quarter totaled $17.9 million, an increase of $456 thousand over the prior quarter and a decrease of $3.6 million over the same quarter last year. Service charge fee income of $12.3 million increased $1.1 million, or 10 percent, during the quarter primarily from miscellaneous deposit fees which increased as the number of deposit accounts increased. Gain on sale of loans decreased $403 thousand, or 9 percent, over the prior quarter and decreased $1.8 million, or 30 percent, over the same quarter last year. Although the purchase volume of residential loans has stabilized, there has been a significant slowdown in refinance activity which has contributed to the decrease in gain on sale of loans. Loss on the sale of investment securities was $591 thousand for the current quarter compared to a gain of $124 thousand on the sale of investment securities in the prior quarter and a gain of $242 thousand in the prior year second quarter. Other income of $1.9 million for the current quarter was an increase of $501 thousand from the prior quarter, such increase including $697 thousand from the other real estate owned operating revenue and gain on sale of other real estate owned. Other income decreased $1.3 million from the prior year second quarter, mainly due to the $1.8 million gain ($1.1 million after-tax) on the sale of Mountain West Bank's merchant card servicing portfolio.

Non-interest Expense Summary

	Three Months ended
	June 30,	March 31,	June 30,
(Unaudited - Dollars in thousands)	2011	2011	2010

Compensation, employee benefits and related expense	$ 21,170	21,603	21,652
Occupancy and equipment expense	5,728	5,954	5,988
Advertising and promotions	1,635	1,484	1,644
Outsourced data processing expense	791	773	761
Core deposit intangibles amortization	590	727	801
Other real estate owned expense	5,062	2,099	7,373
Federal Deposit Insurance Corporation premiums	2,197	2,324	2,165
Other expense	9,047	7,512	7,852
Total non-interest expense	$ 46,220	42,476	48,236

	$ Change from	$ Change from	% Change from	% Change from
	March 31,	June 30,	March 31,	June 30,
(Unaudited - Dollars in thousands)	2011	2010	2011	2010

Compensation, employee benefits and related expense	$ (433)	$ (482)	-2%	-2%
Occupancy and equipment expense	(226)	(260)	-4%	-4%
Advertising and promotions	151	(9)	10%	-1%
Outsourced data processing expense	18	30	2%	4%
Core deposit intangibles amortization	(137)	(211)	-19%	-26%
Other real estate owned expense	2,963	(2,311)	141%	-31%
Federal Deposit Insurance Corporation premiums	(127)	32	-5%	1%
Other expense	1,535	1,195	20%	15%
Total non-interest expense	$ 3,744	$ (2,016)	9%	-4%

Non-interest expense of $46.2 million for the quarter increased by $3.7 million, or 9 percent, from the prior quarter. However, there was a $2.0 million decrease, or 4 percent, from the prior year second quarter. Other real estate owned expense increased $3.0 million, or 141 percent, from the prior quarter and decreased $2.3 million, or 31 percent, from the prior year second quarter. The current quarter other real estate owned expense of $5.1 million included $1.8 million of operating expense, $1.6 million of fair value write-downs, and $1.7 million of loss on sale of other real estate owned. Operating expenses relating to other real estate owned included general administrative expenses such as maintenance costs, property taxes, insurance expense, and were higher in the current quarter compared to the prior quarter as a result of seasonal fluctuations.

Excluding other real estate owned expense, the Company and its bank subsidiaries continue to effectively manage and reduce other operating expenses. Compensation and employee benefits decreased by $433 thousand, or 2 percent, from the prior quarter and decreased $482 thousand, or 2 percent, from the prior year second quarter. Occupancy and equipment expense decreased $226 thousand, or 4 percent, from the prior quarter and decreased $260 thousand, or 4 percent, from the same quarter last year. Other expense, a good deal of which was out of the banks' control, increased $1.5 million, or 20 percent, from the prior quarter and increased $1.2 million, or 15 percent, from the same quarter last year. Such increases were in several categories including debit card expense, legal expense, and expense associated with new market tax credit investments.

Efficiency Ratio

The efficiency ratio for the current quarter was 50 percent compared to 49 percent for the prior year second quarter. The higher efficiency ratio was primarily the result of a decrease in gains on sale of loans as the refinance activity continued to slow.

Operating Results for Six Months Ended June 30, 2011 Compared to June 30, 2010

Revenue Summary

	Six Months ended
	June 30,	June 30,
(Unaudited - Dollars in thousands)	2011	2010	$ Change	% Change
Net interest income
Interest income	$ 139,935	$ 147,216	$ (7,281)	-5%
Interest expense	23,000	27,633	(4,633)	-17%
Total net interest income	116,935	119,583	(2,648)	-2%

Non-interest income
Service charges, loan fees, and other fees	23,443	22,546	897	4%
Gain on sale of loans	8,985	10,024	(1,039)	-10%
(Loss) gain on sale of investments	(467)	556	(1,023)	-184%
Other income	3,285	4,475	(1,190)	-27%
Total non-interest income	35,246	37,601	(2,355)	-6%
	$ 152,181	$ 157,184	$ (5,003)	-3%

Net interest margin (tax-equivalent)	3.96%	4.39%

Net Interest Income

Net interest income for the six month period decreased $2.6 million, or 2 percent, over the same period last year as total interest income decreased $7.3 million, or 5 percent, while total interest expense decreased $4.6 million, or 17 percent. The decrease in interest income from the prior year six month period resulted from an increase of $11.7 million in premium amortization on CMOs, which was partially offset by the increased volume of earning assets. The decrease in interest expense of $4.6 million, or 17 percent, was primarily attributable to the rate decreases on interest bearing deposits and lower cost borrowings. The net interest margin as a percentage of earning assets, on a tax equivalent basis, decreased 43 basis points from 4.39 percent for the first half of 2010 to 3.96 percent for the first half of 2011, such decrease attributable to a lower yield and volume of loans coupled with an increase in lower yielding investment securities.

Non-interest Income

Non-interest income of $35.2 million for the first half of 2011 decreased $2.4 million over the same period in 2010. Fee income increased $897 thousand, or 4 percent, compared to the prior year same period, such increase primarily the result of an increase of $1.6 million in debit card income. Gain on sale of loans decreased $1.0 million, or 10 percent, from the first half of 2010 due to a significant reduction in refinance activity. Other income decreased $1.2 million over the same period in 2010 of which $1.8 million ($1.1 million after-tax) relates to the prior year sale of Mountain West Bank's merchant card servicing portfolio.

Non-interest Expense Summary

	Six Months ended
	June 30,	June 30,
(Unaudited - Dollars in thousands)	2011	2010	$ Change	% Change

Compensation, employee benefits and related expense	$ 42,773	$ 43,008	$ (235)	-1%
Occupancy and equipment expense	11,682	11,936	(254)	-2%
Advertising and promotions	3,119	3,236	(117)	-4%
Outsourced data processing expense	1,564	1,455	109	7%
Core deposit intangibles amortization	1,317	1,621	(304)	-19%
Other real estate owned expense	7,161	9,691	(2,530)	-26%
Federal Deposit Insurance Corporation premiums	4,521	4,365	156	4%
Other expense	16,559	14,885	1,674	11%
Total non-interest expense	$ 88,696	$ 90,197	$ (1,501)	-2%

Non-interest expense for the first six months of 2011 decreased by $1.5 million, or 2 percent, from the same period in 2010. Compensation and employee benefits decreased $235 thousand, or 1 percent, and occupancy and equipment expense decreased $254 thousand, or 2 percent, from the prior year same period. Other real estate owned expense of $7.2 million decreased $2.5 million, or 26 percent, from the prior year period. The other real estate owned expense for the first half of 2011 included $2.7 million of operating expenses, $2.4 million of fair value write-downs, and $2.1 million of loss on sale of other real estate owned. Other expense increased $1.7 million, or 11 percent, from the prior year period. Other expense was higher due to an increase of $960 thousand from debit card expenses.

Provision for loan losses

The provision for loan losses was $38.7 million for 2011, an increase of $494 thousand, or 1 percent, from the same period in 2010. Net charged-off loans during the first half of 2011 was $36.0 million, a decrease of $3.5 million from the same period in 2010.

Efficiency Ratio

The efficiency ratio for the first six months of 2011 was 51 percent compared to 49 percent for the prior year same period. The increase in the efficiency ratio resulted from the continuing pressure on net interest income in the current low interest rate environment and decreases in non-interest income.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries. These subsidiaries include: six banks domiciled in Montana - Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, and First Bank of Montana of Lewistown; two banks domiciled in Idaho - Mountain West Bank of Coeur d'Alene and Citizens Community Bank of Pocatello; two banks domiciled in Wyoming - 1st Bank of Evanston and First Bank of Wyoming; and one bank domiciled in Colorado - Bank of the San Juans of Durango.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

  the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including as a result of declines in the housing and real estate markets in its geographic areas;
  increased loan delinquency rates;
  the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;
  changes in market interest rates, which could adversely affect the Company's net interest income and profitability;
  legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;
  costs or difficulties related to the integration of acquisitions;
  the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;
  reduced demand for banking products and services;
  the risks presented by public stock market volatility, which could adversely affect the market price of our common stock and our ability to raise additional capital in the future;
  competition from other financial services companies in our markets;
  loss of services from the senior management team; and
  the Company's success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

	June 30,	December 31,	June 30,
(Dollars in thousands, except per share data)	2011	2010	2010

Assets
Cash on hand and in banks	$94,890	71,465	95,603
Federal funds sold	-	-	71,605
Interest bearing cash deposits	34,151	33,626	1,260
Cash and cash equivalents	129,041	105,091	168,468

Investment securities, available-for-sale	2,784,415	2,395,847	1,678,323
Loans held for sale	35,440	76,213	73,207

Loans receivable	3,601,811	3,749,289	3,958,962
Allowance for loan and lease losses	(139,795)	(137,107)	(141,665)
Loans receivable, net	3,462,016	3,612,182	3,817,297

Premises and equipment, net	154,410	152,492	144,361
Other real estate owned	99,585	73,485	64,419
Accrued interest receivable	35,229	30,246	29,973
Deferred tax asset	23,548	40,284	35,361
Core deposit intangible, net	9,440	10,757	12,316
Goodwill	146,259	146,259	146,259
Non-marketable equity securities	50,762	65,040	64,945
Other assets	48,175	51,391	59,907

Total assets	$6,978,320	6,759,287	6,294,836

Liabilities
Non-interest bearing deposits	$916,887	855,829	852,121
Interest bearing deposits	3,787,912	3,666,073	3,657,995
Federal Home Loan Bank advances	925,061	965,141	529,982
Securities sold under agreements to repurchase	251,303	249,403	224,397
Federal funds purchased	48,000	-	-
Other borrowed funds	14,799	20,005	10,063
Accrued interest payable	6,261	7,245	8,300
Subordinated debentures	125,203	125,132	125,060
Other liabilities	38,122	32,255	41,170
Total liabilities	6,113,548	5,921,083	5,449,088

Stockholders' Equity
Preferred shares, $0.01 par value per share, 1,000,000
shares authorized, none issued or outstanding	-	-	-
Common stock, $0.01 par value per share, 117,187,500
shares authorized	719	719	719
Paid-in capital	642,878	643,894	643,512
Retained earnings - substantially restricted	196,536	193,063	192,724
Accumulated other comprehensive income	24,639	528	8,793
Total stockholders' equity	864,772	838,204	845,748

Total liabilities and stockholders' equity	$6,978,320	6,759,287	6,294,836

Number of common stock shares issued and outstanding	71,915,073	71,915,073	71,915,073

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended June 30,		Six Months ended June 30,
(Dollars in thousands, except per share data)	2011	2010	2011	2010

Interest Income
Residential real estate loans	$8,156	11,421	16,872	23,254
Commercial loans	32,977	37,003	66,035	73,675
Consumer and other loans	10,211	10,720	20,661	21,360
Investment securities	20,218	14,674	36,367	28,927
Total interest income	71,562	73,818	139,935	147,216

Interest Expense
Deposits	6,584	9,222	13,672	18,553
Federal Home Loan Bank advances	3,093	2,454	5,641	4,765
Securities sold under agreements to repurchase	319	399	676	815
Subordinated debentures	1,273	1,648	2,916	3,284
Other borrowed funds	62	26	95	216
Total interest expense	11,331	13,749	23,000	27,633

Net Interest Income	60,231	60,069	116,935	119,583

Provision for loan losses	19,150	17,246	38,650	38,156
Net interest income after provision for loan losses	41,081	42,823	78,285	81,427

Non-Interest Income
Service charges and other fees	11,330	10,641	21,538	20,161
Miscellaneous loan fees and charges	928	1,259	1,905	2,385
Gain on sale of loans	4,291	6,133	8,985	10,024
(Loss) gain on sale of investments	(591)	242	(467)	556
Other income	1,893	3,143	3,285	4,475
Total non-interest income	17,851	21,418	35,246	37,601

Non-Interest Expense
Compensation, employee benefits and related expense	21,170	21,652	42,773	43,008
Occupancy and equipment expense	5,728	5,988	11,682	11,936
Advertising and promotions	1,635	1,644	3,119	3,236
Outsourced data processing expense	791	761	1,564	1,455
Core deposit intangibles amortization	590	801	1,317	1,621
Other real estate owned expense	5,062	7,373	7,161	9,691
Federal Deposit Insurance Corporation premiums	2,197	2,165	4,521	4,365
Other expense	9,047	7,852	16,559	14,885
Total non-interest expense	46,220	48,236	88,696	90,197

Earnings Before Income Taxes	12,712	16,005	24,835	28,831

Federal and state income tax expense	826	2,783	2,664	5,539

Net Earnings	$11,886	13,222	22,171	23,292

Basic earnings per share	$0.17	0.19	0.31	0.35
Diluted earnings per share	$0.17	0.19	0.31	0.35
Dividends declared per share	$0.13	0.13	0.26	0.26
Average outstanding shares - basic	71,915,073	71,913,102	71,915,073	67,363,476
Average outstanding shares - diluted	71,915,073	71,914,894	71,915,073	67,364,377

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended 6/30/11			Six Months ended 6/30/11
			Average			Average
	Average	Interest &	Yield/	Average	Interest &	Yield/
(Dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets
Residential real estate loans	$ 560,851	8,156	5.82%	$ 581,133	16,872	5.81%
Commercial loans	2,397,668	32,977	5.52%	2,404,717	66,035	5.54%
Consumer and other loans	687,823	10,211	5.95%	694,996	20,661	6.00%
Total loans and loans held for sale	3,646,342	51,344	5.65%	3,680,846	103,568	5.67%
Tax-exempt investment securities (1)	690,928	7,803	4.52%	637,711	14,582	4.57%
Taxable investment securities (2)	2,073,388	12,415	2.39%	2,005,231	21,785	2.17%
Total earning assets	6,410,658	71,562	4.48%	6,323,788	139,935	4.46%
Goodwill and intangibles	156,035			156,367
Non-earning assets	317,477			301,146
Total assets	$ 6,884,170			$ 6,781,301

Liabilities
NOW accounts	$ 778,930	541	0.28%	$ 763,579	1,066	0.28%
Savings accounts	386,925	146	0.15%	380,514	294	0.16%
Money market deposit accounts	866,453	978	0.45%	872,389	2,083	0.48%
Certificate accounts	1,066,891	4,167	1.57%	1,074,445	8,651	1.62%
Wholesale deposits (3)	644,096	752	0.47%	590,848	1,578	0.54%
FHLB advances	972,850	3,093	1.28%	959,995	5,641	1.18%
Securities sold under agreements to
repurchase and other borrowed funds	393,040	1,654	1.69%	390,066	3,687	1.91%
Total interest bearing liabilities	5,109,185	11,331	0.89%	5,031,836	23,000	0.92%
Non-interest bearing deposits	889,767			870,938
Other liabilities	25,089			27,251
Total liabilities	6,024,041			5,930,025

Stockholders' Equity
Common stock	719			719
Paid-in capital	642,877			643,404
Retained earnings	201,420			200,532
Accumulated other
comprehensive income	15,113			6,621
Total stockholders' equity	860,129			851,276
Total liabilities and
stockholders' equity	$ 6,884,170			$ 6,781,301

Net Interest Income		$ 60,231			$ 116,935
Net Interest Spread			3.59%			3.54%
Net Interest Margin			3.77%			3.73%
Net Interest Margin (tax-equivalent)			4.01%			3.96%
(1) Excludes tax effect of $3,455,000 and $6,456,000 on tax-exempt investment security income for the three and six months ended June 30, 2011, respectively.
(2) Excludes tax effect of $392,000 and $784,000 on investment security tax credits for the three and six months ended June 30, 2011, respectively.
(3) Wholesale deposits include brokered deposits classified as NOW, money market demand, and CDs.

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification - Unaudited

	Loans Receivable by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	12/31/10	6/30/10
Glacier	$813,948	866,097	893,809	-6%	-9%
Mountain West	732,725	821,135	916,582	-11%	-20%
First Security	578,166	571,925	577,795	1%	0%
Western	278,724	305,977	316,893	-9%	-12%
1st Bank	256,302	266,505	283,825	-4%	-10%
Valley	187,599	183,003	194,521	3%	-4%
Big Sky	237,993	249,593	266,540	-5%	-11%
First Bank-WY	138,295	143,224	152,970	-3%	-10%
Citizens	160,700	168,972	168,406	-5%	-5%
First Bank-MT	118,928	109,310	116,920	9%	2%
San Juans	137,684	143,574	147,721	-4%	-7%
Less eliminations	(3,813)	(3,813)	(3,813)	0%	0%
Less loans held for sale	(35,440)	(76,213)	(73,207)	-53%	-52%
Total	$3,601,811	3,749,289	3,958,962	-4%	-9%

	Land, Lot and Other Construction Loans by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	12/31/10	6/30/10
Glacier	$114,110	148,319	150,723	-23%	-24%
Mountain West	108,700	147,991	190,060	-27%	-43%
First Security	52,822	72,409	78,218	-27%	-32%
Western	24,717	29,535	31,056	-16%	-20%
1st Bank	29,355	29,714	30,800	-1%	-5%
Valley	16,641	12,816	13,622	30%	22%
Big Sky	48,303	53,648	64,739	-10%	-25%
First Bank-WY	8,359	12,341	13,184	-32%	-37%
Citizens	8,939	12,187	13,034	-27%	-31%
First Bank-MT	790	830	808	-5%	-2%
San Juans	25,748	30,187	32,286	-15%	-20%
Total	$438,484	549,977	618,530	-20%	-29%

	Land, Lot and Other Construction Loans by Bank, by Type at 6/30/11
		Consumer		Developed	Commercial
	Land	Land or	Unimproved	Lots for	Developed	Other
(Dollars in thousands)	Development	Lot	Land	Operative Builders	Lot	Construction
Glacier	$47,801	24,843	26,313	8,332	5,239	1,582
Mountain West	22,324	53,934	8,351	12,742	4,002	7,347
First Security	24,200	6,487	16,466	3,549	493	1,627
Western	9,973	4,580	3,138	538	1,746	4,742
1st Bank	6,526	8,653	3,248	269	1,519	9,140
Valley	3,357	4,907	1,290	-	3,394	3,693
Big Sky	14,918	14,093	9,783	975	2,554	5,980
First Bank-WY	1,848	3,634	1,176	526	596	579
Citizens	1,979	873	2,210	45	679	3,153
First Bank-MT	-	73	658	-	59	-
San Juans	1,613	14,178	1,964	-	7,300	693
Total	$134,539	136,255	74,597	26,976	27,581	38,536

						Custom &
	Residential Construction Loans by Bank, by Type			% Change	% Change	Owner	Pre-Sold
	Balance	Balance	Balance	from	from	Occupied	& Spec
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	12/31/10	6/30/10	6/30/11	6/30/11
Glacier	$33,429	34,526	45,722	-3%	-27%	$5,445	27,984
Mountain West	15,625	21,375	23,997	-27%	-35%	5,762	9,863
First Security	8,503	10,123	14,600	-16%	-42%	3,755	4,748
Western	1,392	1,350	1,795	3%	-22%	763	629
1st Bank	3,692	6,611	12,272	-44%	-70%	2,015	1,677
Valley	3,038	4,950	5,595	-39%	-46%	2,087	951
Big Sky	11,170	11,004	16,875	2%	-34%	640	10,530
First Bank-WY	2,052	1,958	2,607	5%	-21%	2,052	-
Citizens	8,557	9,441	10,994	-9%	-22%	4,137	4,420
First Bank-MT	290	502	178	-42%	63%	70	220
San Juans	5,368	7,018	7,095	-24%	-24%	5,368	-
Total	$93,116	108,858	141,730	-14%	-34%	$32,094	61,022

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification - Unaudited (continued)

	Single Family Residential Loans by Bank, by Type			% Change	% Change	1st	Junior
	Balance	Balance	Balance	from	from	Lien	Lien
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	12/31/10	6/30/10	6/30/11	6/30/11
Glacier	$169,244	187,683	187,625	-10%	-10%	$148,915	20,329
Mountain West	253,558	282,429	296,102	-10%	-14%	217,038	36,520
First Security	88,378	92,011	86,963	-4%	2%	74,419	13,959
Western	34,870	42,070	47,532	-17%	-27%	32,813	2,057
1st Bank	55,621	59,337	59,292	-6%	-6%	51,103	4,518
Valley	56,795	60,085	66,055	-5%	-14%	46,739	10,056
Big Sky	29,131	32,496	32,216	-10%	-10%	26,193	2,938
First Bank-WY	14,772	13,948	15,080	6%	-2%	11,495	3,277
Citizens	16,454	19,885	20,039	-17%	-18%	15,111	1,343
First Bank-MT	8,435	8,618	9,818	-2%	-14%	7,388	1,047
San Juans	30,036	29,124	30,153	3%	0%	28,736	1,300
Total	$757,294	827,686	850,875	-9%	-11%	$659,950	97,344

	Commercial Real Estate Loans by Bank, by Type			% Change	% Change	Owner	Non-Owner
	Balance	Balance	Balance	from	from	Occupied	Occupied
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	12/31/10	6/30/10	6/30/11	6/30/11
Glacier	$220,863	224,215	230,976	-1%	-4%	$113,215	107,648
Mountain West	199,894	206,732	222,414	-3%	-10%	120,250	79,644
First Security	255,332	227,662	221,257	12%	15%	177,512	77,820
Western	104,072	103,443	105,377	1%	-1%	58,388	45,684
1st Bank	55,065	58,353	64,158	-6%	-14%	39,284	15,781
Valley	53,846	50,325	51,239	7%	5%	33,513	20,333
Big Sky	85,835	88,135	86,114	-3%	0%	54,379	31,456
First Bank-WY	25,392	27,609	28,808	-8%	-12%	18,834	6,558
Citizens	59,258	61,737	58,507	-4%	1%	36,827	22,431
First Bank-MT	17,513	17,492	17,254	0%	2%	10,307	7,206
San Juans	50,974	50,066	52,423	2%	-3%	28,861	22,113
Total	$1,128,044	1,115,769	1,138,527	1%	-1%	$691,370	436,674

	Consumer Loans by Bank, by Type			% Change	% Change	Home Equity	Other
	Balance	Balance	Balance	from	from	Line of Credit	Consumer
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	12/31/10	6/30/10	6/30/11	6/30/11
Glacier	$142,268	150,082	158,088	-5%	-10%	$128,613	13,655
Mountain West	66,645	70,304	72,284	-5%	-8%	58,666	7,979
First Security	68,897	71,677	77,140	-4%	-11%	44,763	24,134
Western	41,211	43,081	46,001	-4%	-10%	28,942	12,269
1st Bank	37,484	40,021	41,985	-6%	-11%	15,212	22,272
Valley	23,721	23,745	24,445	0%	-3%	14,612	9,109
Big Sky	27,543	27,733	28,475	-1%	-3%	24,149	3,394
First Bank-WY	23,159	24,217	26,263	-4%	-12%	13,617	9,542
Citizens	28,720	29,040	30,613	-1%	-6%	23,340	5,380
First Bank-MT	7,792	8,005	7,834	-3%	-1%	3,832	3,960
San Juans	13,991	14,848	14,463	-6%	-3%	13,118	873
Total	$481,431	502,753	527,591	-4%	-9%	$368,864	112,567

Glacier Bancorp, Inc.
Credit Quality Summary - Unaudited

				Non-	Accruing	Other
	Non-performing Assets, by Loan Type			Accruing	Loans 90 Days	Real Estate
	Balance	Balance	Balance	Loans	or More Past Due	Owned
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	6/30/11	6/30/11	6/30/11
Custom and owner
occupied construction	$2,979	2,575	2,448	1,192	-	1,787
Pre-sold and spec construction	17,941	16,071	21,486	9,556	294	8,091
Land development	80,685	83,989	84,632	41,171	1,199	38,315
Consumer land or lots	12,693	12,543	12,475	6,418	673	5,602
Unimproved land	43,215	44,116	36,211	20,087	2,097	21,031
Developed lots for operative
builders	6,731	7,429	9,788	2,052	-	4,679
Commercial lots	2,353	3,110	1,481	255	-	2,098
Other construction	4,582	3,837	3,485	4,582	-	-
Commercial real estate	29,801	36,978	35,354	21,580	560	7,661
Commercial and industrial	13,262	13,127	11,645	11,756	525	981
Agriculture loans	7,159	5,253	5,744	6,642	112	405
1-4 family	33,999	34,791	26,648	24,343	1,502	8,154
Home equity lines of credit	5,764	4,805	5,453	5,008	170	586
Consumer	382	446	651	142	45	195
Other	-	1,451	286	-	-	-
Total	$261,546	270,521	257,787	154,784	7,177	99,585

					Non-Accrual &
	Accruing 30-89 Days Delinquent Loans and			Accruing	Accruing Loans	Other
	Non-Performing Assets, by Bank			30-89 Days	90 Days or	Real Estate
	Balance	Balance	Balance	Past Due	More Past Due	Owned
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	6/30/11	6/30/11	6/30/11
Glacier	$70,628	75,869	75,527	8,879	51,250	10,499
Mountain West	75,237	83,872	68,613	13,447	35,286	26,504
First Security	62,172	59,770	57,039	9,606	37,618	14,948
Western	9,026	11,237	5,757	459	727	7,840
1st Bank	18,315	16,686	19,833	2,681	8,823	6,811
Valley	2,019	1,900	2,131	492	1,135	392
Big Sky	22,947	21,739	26,854	1,327	13,004	8,616
First Bank-WY	9,252	9,901	10,135	1,133	6,837	1,282
Citizens	8,160	8,000	5,625	2,853	3,678	1,629
First Bank-MT	106	553	554	57	49	-
San Juans	6,165	6,549	3,902	217	3,554	2,394
GORE	18,670	19,942	18,304	-	-	18,670
Total	$302,697	316,018	294,274	41,151	161,961	99,585

					Provision for
				Provision for	the Year-to-Date	ALLL
	Allowance for Loan and Lease Losses			Year-to-Date	Ended 6/30/11	as a Percent
	Balance	Balance	Balance	Ended	Over Net	of Loans
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	6/30/11	Charge-Offs	6/30/11
Glacier	$37,321	34,701	37,817	12,550	1.3	4.59%
Mountain West	35,372	35,064	30,832	16,000	1.0	4.83%
First Security	21,362	19,046	20,252	5,600	1.7	3.69%
Western	7,543	7,606	8,707	550	0.9	2.71%
1st Bank	9,278	10,467	11,351	1,450	0.5	3.62%
Valley	4,494	4,651	4,707	-	-	2.40%
Big Sky	9,351	9,963	11,511	1,300	0.7	3.93%
First Bank-WY	2,408	2,527	2,565	100	0.5	1.74%
Citizens	5,343	5,502	6,120	900	0.8	3.32%
First Bank-MT	3,012	3,020	3,067	-	-	2.53%
San Juans	4,311	4,560	4,736	200	0.4	3.13%
Total	$139,795	137,107	141,665	38,650	1.1	3.88%

Glacier Bancorp, Inc.
Credit Quality Summary - Unaudited (continued)

	Net Charge-Offs, Year-to-Date Period Ending, By Bank
	Balance	Balance	Balance	Charge-Offs	Recoveries
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	6/30/11	6/30/11
Glacier	$9,930	24,327	16,461	10,749	819
Mountain West	15,692	47,487	16,219	16,261	569
First Security	3,284	7,296	2,390	3,596	312
Western	613	2,106	605	748	135
1st Bank	2,639	2,578	994	3,005	366
Valley	157	216	110	168	11
Big Sky	1,912	4,048	1,925	1,977	65
First Bank-WY	219	605	355	235	16
Citizens	1,059	1,363	245	1,120	61
First Bank-MT	8	149	102	10	2
San Juans	449	338	12	449	-
Total	$35,962	90,513	39,418	38,318	2,356

	Net Charge-Offs (Recoveries), Year-to-Date
	Period Ending, By Loan Type
	Balance	Balance	Balance	Charge-Offs	Recoveries
(Dollars in thousands)	6/30/11	12/31/10	6/30/10	6/30/11	6/30/11
Residential construction	$3,254	7,147	4,228	3,349	95
Land, lot and other construction	16,979	51,580	21,077	18,120	1,141
Commercial real estate	2,970	10,181	3,267	3,155	185
Commercial and industrial	6,237	5,612	3,192	6,456	219
1-4 family	4,981	9,897	4,998	5,333	352
Home equity lines of credit	1,262	4,496	2,302	1,407	145
Consumer	245	951	393	442	197
Other	34	649	(39)	56	22
Total	$35,962	90,513	39,418	38,318	2,356

CONTACT: Michael J. Blodnick, +1-406-751-4701, or Ron J. Copher, +1-406-751-7706, both for Glacier Bancorp, Inc.